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                                                                    Exhibit 21.1
                                  Subsidiaries

1. Subsidiaries as of January 1, 2000, which are consolidated in the financial statements of the Company:



            Subsidiary           State of Incorporation          Ownership
 ----------------------------   -------------------------    ------------------

 Stuart Hall Company, Inc.       Missouri                          100%
 Vinylweld L.L.C.                Delaware                           80%